Exhibit 10.1

A MARK OF *** IN THE TEXT OF THIS EXHIBIT INDICATES THAT CONFIDENTIAL MATERIAL HAS

BEEN OMITTED. THIS EXHIBIT, INCLUDING THE OMITTED PORTIONS, HAS BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF

THE SECURITIES EXCHANGE ACT OF 1934.

FTI Consulting
500 East Pratt Street
Eric B. Miller	Suite 1400
Executive Vice President	Baltimore, MD 21202
General Counsel	410-951-4827 Direct
410-951-4878 Fax

Personal and Confidential

July 27, 2009

Mr. Declan Kelly

c/o FTI Consulting, Inc.

Three Times Square

New York, New York

Dear Declan:

Reference is made to your Employment Agreement with FD U.S. Communications Inc. (“FD US”) and FTI Consulting, Inc. (“FTI”) dated as of October 3, 2006, as amended by that certain letter agreement dated August 1, 2008 (the “Employment Agreement”), which sets forth the terms and conditions of your employment with FTI, and to your Restricted Stock Agreement with FTI dated as of October 4, 2006, as amended by Amendment No. 1 to Restricted Stock Agreement dated as of November 21, 2007, which, among other things, amends the restrictive covenants imposed on you under the terms of the FD Offer (the “Amended RSA”). This agreement (“Agreement”) shall govern the terms of your separation of employment and the terms of your post-employment consulting arrangement with FD US and FTI. All of the terms and conditions of the Employment Agreement that are not amended herein will remain valid, binding and in full force and effect. All of the terms and conditions of the Amended RSA that are not amended herein will remain valid, binding and in full force and effect. This Agreement is subject to the approval of the Compensation Committee of the Board of Directors of FTI.

1.	Your last day of employment with FTI and its affiliates (the “Company”), including FTI LLC, and FD US will be October 5, 2009. The Employment Agreement will be deemed terminated effective on and as of October 6, 2009, subject to the continued operation and effect of Section 31(c) of the Employment Agreement. Except as expressly set forth herein, you shall not be entitled to any payments as a result of the termination of your employment.

2.	Effective upon the execution of this Agreement, you will no longer serve as Executive Vice President-Chief Integration Officer of FTI, Chairman of FD-Americas and FD-Ireland, and

Mr. Declan Kelly

June 27, 2009

Chairman of the Executive Management Committee of FTI, and you are hereby relieved of all duties and responsibilities associated with such positions. You hereby resign as an officer and director of all affiliates of FTI and as a trustee of the FD Employee Benefit Trust, and you shall execute promptly all documents necessary or appropriate to evidence such resignations.

3.	During the period from the date hereof through October 5, 2009, you will continue to report to the CEO of FTI and shall be entitled to receive your base salary under the Employment Agreement (the “Base Salary”).

4.	During the period from the date hereof through October 5, 2009, you will consult and work with the CEO of FTI and other members of FTI and FD senior management (i) to facilitate an orderly transition of leadership of the corporate integration and marketing functions, (ii) to develop and implement a plan to communicate the change in your status, duties and responsibilities to FTI and FD employees, clients and other constituents and (iii) to develop and implement a plan reasonably calculated to facilitate the continued and uninterrupted provision of client services to FD clients, as identified on Schedule 1 hereof and referred to collectively herein as the “Key Accounts”. You will be entitled to receive additional compensation attributable to the Key Accounts as set forth in detail on Schedule 2.

5.	Subject to Compensation Committee approval, you will be entitled to receive a bonus as set forth in detail in Schedule 3. Bonus awards shall be subject to your strict continued compliance with the restrictive covenants set forth in paragraph 7 herein. Your bonus award, if any, will be paid in March, 2010 when bonus award payments are made to senior officers of FTI.

6.	All equity awards scheduled to vest through and including October 4, 2009, shall vest in accordance with the terms of the Amended RSA and the terms of the award agreements related to your employment. You acknowledge that all restricted stock and options that do not vest on or before such date shall be forfeited on and as of October 6, 2009. You will not be subject to the trading window after the trading window opens after the second quarter earnings release.

7.

You hereby reaffirm your obligation to comply strictly with the post-employment restrictions in the Employment Agreement during the twelve month period commencing October 6, 2009, and you hereby reaffirm your obligation under the Amended RSA, during the period up to and including June 15, 2011, not to (a) become employed by or a partner in or a consultant to any financial communications business competing with FD and/or any of its affiliates (the “Group”) in any one or more countries in Western Europe, or in the United States or Canada or South Africa or Dubai or Hong Kong or China or India or Bahrain or Russia (a “Competing Business”) and in a manner in which your employment, partnership or consultancy would compete with the Group, (b) solicit clients or employees of the Group

Mr. Declan Kelly

June 27, 2009

away from the Group for the benefit of a Competing Business or (c) willfully or deliberately disclose to any person information which is confidential to the Group, subject only to the following express exceptions: (a) your performance of services as an independent contractor to FTI during the period October 6, 2009 through and including June 15, 2011, or earlier in the event you terminate the independent contractor relationship prior thereto; and (b) your employment (whether directly or through an entity owned by you) of Sue Bloomberg.

8.	Ownership of your mobile telephone number will be transferred to you as soon as practicable after the execution of this Agreement, and you shall be solely responsible for all telephony fees and charges incurred on and after the date of transfer.

9.	You will be reimbursed, in accordance with standard FTI expense reimbursement practice, for all business related expenses incurred by you during the period through October 5, 2009, and for all business related expenses incurred in connection with the Key Accounts (or approved in advance by the CEO of FTI) during the period through June 15, 2011. You must submit your requests for reimbursement of business expenses, accompanied by proper documentation, consistent with past practice. FTI will use its best efforts to pay all expense requests eligible for reimbursement within ten (10) working days of the date of the submission of a properly documented expense reimbursement request.

10.

During the period from October 6, 2009 through June 15, 2011, you (or an entity to be formed and owned by you) will serve as an independent contractor consultant to FTI and FD. During such period you will not hold yourself out as an employee, agent or authorized representative of FTI or FD or negotiate or enter into any agreements on behalf of FTI or FD. You will be entitled to receive the compensation as set forth on Schedule 2 hereof. You acknowledge and agree that excluding you, all engagements and projects, including the Key Account engagements, will be staffed exclusively with FTI and/or FD personnel. You acknowledge and agree that as an independent contractor consultant you may be provided or come into contact with Confidential Information of FTI, FD or their respective clients. The term “Confidential Information” shall mean any and all information which is furnished to you by or on behalf of FTI, FD or their respective, whether in written, oral or electronic form. You agree not to use any Confidential Information for your own use or for any purpose except to carry out the provision of services contemplated hereunder. You agree to hold such Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties, except as required by law or judicial process. The parties are and intend to be independent contractors with respect to the services contemplated under this Section 10. Neither party shall act as an agent of the other party and neither shall be entitled to enter into any agreements or incur any obligations on behalf of the other party. No form of joint employer, joint venture, partnership or similar relationship between the parties is intended or hereby created. You shall: (i) be responsible for the timely withholding and payment of all taxes, including federal, state and local taxes, including by way of illustration

Mr. Declan Kelly

June 27, 2009

but not limitation, federal and state income tax, social security tax, Medicare tax, unemployment insurance taxes, and any other taxes or business license fees as required and (ii) indemnify, defend and hold harmless FTI to the extent of any obligations imposed by law on FTI to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payment made to you by FTI for services provided.

11.	In the event you determine to accept a position in government service that prohibits or materially impairs your performance of services as an independent contractor consultant to FTI or FD through June 15, 2011, you will provide not less than thirty (30) days’ written notice of such decision to the CEO of FTI, and during such notice period you will consult and work with the CEO of FTI and other members of FTI and FD senior management, as well as the pertinent client facing FD professionals, to develop and implement a plan reasonably calculated to facilitate the continued and uninterrupted provision of client services to the Key Accounts.

12.	You and your family shall be entitled to continued medical and dental insurance coverage at present levels through June 15, 2011. Thereafter, you will be eligible to continue your health insurance coverage under COBRA, as in effect at such time. You will receive further details on these conversion/continuation rights in a separate document from FlexAmerica.

13.	You will continue to have the use of a leased company car in accordance with Section 5(d) of your Employment Agreement through June 15, 2011. In the event applicable FTI insurance arrangements do not permit the continued use of a leased company car after October 5, 2009, suitable and mutually acceptable alternative arrangements will be made.

14.	Since, as part of your employment, you have had access to information of a nature not generally disclosed to the public, you will be expected to keep confidential and not disclose to anyone, the business, proprietary, and trade secret information in your possession, as well as the confidential, or otherwise proprietary information regarding FTI and FD’s employees, and personnel practices and related matters. You agree that you will not take, copy, use or distribute in any form or manner confidential or proprietary documents or information, including, but not limited to, research and development materials, lists of customers or potential customers, financial information, business and strategic plans, software programs and codes, access codes, and other similar materials or information.

15.

You agree that as soon as practicable, you will return any and all company property in your possession, including, but not limited to, your computer, software programs, client lists, marketing information, pricing information, personnel materials or files, handbooks, manuals, policies, memoranda, notes, and drafts thereof, and any other documents or property (and any summaries or copies thereof), unfinished versions or reproductions of any items developed by you and/or obtained by you or on your behalf, directly or indirectly, pursuant to your employment (collectively, the “Business Records”). This includes all files

Mr. Declan Kelly

June 27, 2009

and other company property stored in your home office. You further agree that you will not retain copies, summaries, excerpts or duplicates of any such Business Records. Notwithstanding the foregoing, you will continue to have reasonable access to all information appropriate or necessary to perform your employment duties through October 5, 2009, and to perform independent contractor consulting services with respect to the Key Accounts during the period from October 6, 2009 through and including June 15, 2011. Moreover, for the avoidance of doubt, all Business Records related to the Key Accounts and generated by you or on your behalf during the period from October 6, 2009 through and including June 15, 2011 shall be considered company property, and shall be returned at the end of such period. You further agree that you will not retain copies, summaries, excerpts or duplicates of any such Business Records.

16.	You will retain all vested retirement benefits under 401(K) and other qualified pension plans.

17.	You will continue to enjoy all rights to indemnification, and to be held harmless and to be defended under the Company by-laws, policies, corporate resolutions and procedures, including for acts and omissions through October 5, 2009. You shall continue to be covered under all corporate insurance policies for acts and omissions in your capacity as an employee, officer and director of the Company through October 5, 2009.

18.

Nothing contained herein is intended to, or should be construed as, a modification of your rights (including, but not limited to, your right to receive additional amounts in cash) and obligations under the FD offer documents in connection with FTI’s acquisition of FD, including with respect to future earnout payments and the distribution of restricted stock. For the avoidance of doubt, the termination of your employment relationship will not impact the release of restricted stock on the third (3rd) anniversary of FTI’s acquisition of FD or the distribution and payment of any future earnout payments (it is projected that the final payment will be made in March 2010), all as described in the FD offer documents.

19.	You acknowledge that this Agreement is a full and accurate statement of the understanding between the parties. The terms of this Agreement may not be modified, except by mutual consent of the parties. Any and all modifications must be reduced to writing and signed by the parties to be effective.

20.	Consistent with Company policy, in response to any requests for employment references, the Company will provide only job titles and dates of service. Salary information will be provided only with written authorization from you.

21.

The parties shall not issue publicity, news release or other announcement, written or oral, disclosing the contents of this Agreement or the substance of the negotiations without the prior written approval of the other party, except as required by law or legal process, and excluding announcements required under the securities laws, with respect to which you will have a reasonable opportunity to review and comment. For the avoidance of doubt, the Company shall be entitled to discuss the fact of your impending separation from the

Mr. Declan Kelly

June 27, 2009

Company with other employees of the Company and its affiliates, in order to avoid disruption and to facilitate a smooth transition. Each party will refrain from taking action or making statements, written or oral, that disparage or defame the goodwill or reputation of you or the Company, its directors, officers, agents and employees. Notwithstanding any provision in this Agreement or otherwise to the contrary, both you and the Company shall be and are authorized to provide truthful testimony under oath on any occasion you or the Company is under oath and are authorized to reply truthfully to any order of any court or other forum including, but not limited to, any subpoena, without such constituting a violation of your or the Company’s obligations under this paragraph or otherwise.

22.	In the event of a breach of this Agreement by either party that results in the institution of legal proceedings, the prevailing party shall be entitled to recover reasonable fees and expenses of counsel as part of its damages for such breach, in addition to any other relief to which the party may be entitled.

23.	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when a counterpart has been signed by each of the parties hereto and delivered to the other, electronic signatures shall be deemed original signatures for all purposes.

24.	This agreement will be governed by the laws of the state of Maryland, without regard to any conflicts of laws provisions.

Your signature below will confirm that you are entering into this Agreement voluntarily and with a full understanding of all of the above terms. In addition, once signed, this Agreement will, except as otherwise provided expressly herein, set forth the entire agreement between the Company and you, and will supersede all previous agreements or discussions concerning your employment or the termination thereof and your relationship with the Company.

Sincerely,

/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President
General Counsel

Agreed and Accepted this 27th day of July, 2009
/S/ DECLAN KELLY
Declan Kelly

A MARK OF *** IN THE TEXT OF THIS EXHIBIT INDICATES THAT CONFIDENTIAL MATERIAL HAS

BEEN OMITTED. THIS EXHIBIT, INCLUDING THE OMITTED PORTIONS, HAS BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF

THE SECURITIES EXCHANGE ACT OF 1934.

Mr. Declan Kelly

June 27, 2009

SCHEDULE 1

Key Accounts:

***

For the avoidance of doubt, the Agreement is not contingent on the actual retention of the Key Accounts. In the event a Key Account should elect to terminate its relationship with FTI or FD and/or curtail or diminish services requested of FTI or FD, or in the event FTI or FD elects to terminate or modify service to a Key Account, the Agreement shall continue in full force and effect, including with respect to the other Key Accounts and other accounts that remain with FTI or FD.

A MARK OF *** IN THE TEXT OF THIS EXHIBIT INDICATES THAT CONFIDENTIAL MATERIAL HAS

BEEN OMITTED. THIS EXHIBIT, INCLUDING THE OMITTED PORTIONS, HAS BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF

THE SECURITIES EXCHANGE ACT OF 1934.

Mr. Declan Kelly

June 27, 2009

SCHEDULE 2

During the period July 1, 2009 through October 5, 2009, you will be entitled to additional compensation equal to the positive value, if any, of: (a) *** percent (***%) of all fees invoiced and collected on account of your personal hours billed during such period to the Key Accounts excluding *** and *** (the “Key Account Personal Billings”), with payment to be made 10 working days after such fees are collected; plus (b) with respect to *** (excluding ***), an amount equal to the Net Revenues (as defined below) received by FD for services rendered to such company multiplied by *** (the “*** Origination Fee”), with payment to be made 10 working days after such fees are collected, plus (c) with respect to ***, an amount equal to the Net Revenues received by FD for services rendered to such company within the scope of the Statement of Work under the existing retainer agreement multiplied by *** (the “*** Origination Fee”) minus (d) an amount equal to your monthly Base Salary paid.

During the period October 6, 2009 through June 15, 2011, you will be entitled to receive the Key Account Personal Billings, the *** Origination Fee, and the *** Origination Fee, with payment of such fees, in each instance, to be made 10 working days after such fees are collected.

During the entire period July 1, 2009 through June 15, 2011, compensation to you for new projects originated from the *** outside the scope of the Statement of Work under the existing retainer agreement will be subject to further agreement in consultation with FTI senior management. Compensation payable to you for fees invoiced and collected on account of your personal hours billed during such period on engagements that you originate for new clients, will be the subject of a further agreement. FD will have the final approval right with respect to new client intake, and with respect to the terms and conditions of engagement and billing matters for new clients and Key Accounts, provided however, that you will be consulted regarding the invoices to Key Accounts before the bills are rendered, you will receive a copy of all invoices rendered to Key Accounts at the time they are rendered and you will be notified when the invoices are paid. Furthermore, if you agree to perform services for existing FD clients other than the Key Accounts, you will also be entitled to receive *** percent (***%) of all fees invoiced and collected on account of your personal hours billed during such period to such client engagements, with payment of such fee to be made 10 working days after such fees are collected.

Net Revenues shall have its usual meaning in the investor relations and public relations industry, namely:

(a)	Commissions including discounts and rebates not due to clients;

(b)	Fees;

Mr. Declan Kelly

June 27, 2009

(c)	Mark up on production and materials purchased outside or produced in house; and

(d)	Hours billed (if applicable).

Income items excluded from the calculation are as follows:

(a)	Interest or other financial source income.

(b)	Discounts gained from early payment or prepayment of suppliers.

(c)	Rental income.

(d)	Capital gains or losses on sale of assets.

(e)	Foreign exchange gains or losses.

(f)	VAT or other local equivalent sales tax.

A MARK OF *** IN THE TEXT OF THIS EXHIBIT INDICATES THAT CONFIDENTIAL MATERIAL HAS

BEEN OMITTED. THIS EXHIBIT, INCLUDING THE OMITTED PORTIONS, HAS BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF

THE SECURITIES EXCHANGE ACT OF 1934.

Mr. Declan Kelly

June 27, 2009

SCHEDULE 3

If FTI reports 2009 earnings per share not less than $***, you will be entitled to receive a bonus in the amount of $400,000. If FTI reports 2009 earnings per share of $*** to $***, the bonus amount will be $300,000; and if FTI reports 2009 earnings per share of $*** to $***, the bonus amount will be $350,000. If FTI reports 2009 earnings per shares of less than $*** per share, the amount of the bonus award, if any, will be set in the absolute discretion of the CEO of FTI.